UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2019

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On August 22, 2019, VMware, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Calistoga Merger Corp., a wholly owned subsidiary of the Company (“Merger Sub”), and Carbon Black, Inc. (“Carbon Black”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.001 per share, of Carbon Black (“Carbon Black Common Stock”) at a price per share of $26.00 (such amount, or any other amount per share paid in the Offer in accordance with the Merger Agreement, the “Offer Price”), net to the holders of Carbon Black Common Stock in cash, without interest and subject to any required withholding of taxes (the “Merger Consideration”).

Promptly following the consummation of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub shall, in accordance with section 251(h) of the Delaware General Corporation Law (the “DGCL”), merge with and into Carbon Black (the “Merger”), with Carbon Black surviving the Merger and each share of Carbon Black Common Stock that is not validly tendered and irrevocably accepted for payment pursuant to the Offer will be converted into the right to receive the Merger Consideration.

Under the terms of the Merger Agreement, Merger Sub’s obligation to accept and pay for any shares of Carbon Black Common Stock pursuant to the Offer is subject to customary conditions, including, among others, (i) the condition that, prior to the expiration of the Offer, the number of shares of Carbon Black Common Stock validly tendered and not properly withdrawn (but excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” by the “depository,” as such terms are defined in section 251(h)(6) of the DGCL), together with any shares of Carbon Black Common Stock otherwise owned by Merger Sub or its “affiliates” (as defined in section 251(h)(6) of the DGCL), represent at least a majority of the shares of Carbon Black Common Stock outstanding immediately following the consummation of the Offer (the “Minimum Condition”); (ii) no law or order is in effect that has the effect of restraining, enjoining or otherwise prohibiting consummation of the Offer or the Merger; (iii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of all other required approvals, consents or clearances under specified foreign merger control laws; (iv) the accuracy of Carbon Black’s representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (v) compliance by Carbon Black with its covenants in the Merger Agreement in all material respects; and (vi) the absence of any changes that have (or would reasonably be expected to have) a material adverse effect on the business, results of operations, assets or condition (financial or otherwise) of Carbon Black and its subsidiaries taken as a whole (subject to customary carveouts) that is continuing as of immediately prior to the expiration of the Offer.

The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Carbon Black board of directors, and the Carbon Black board of directors has resolved to recommend to the stockholders of Carbon Black to accept the Offer and tender their shares of Carbon Black Common Stock in the Offer. Carbon Black has agreed not to solicit alternative transactions, subject to customary exceptions.

The Merger Agreement provides that at the effective time of the Merger, (1) all outstanding vested options with a per share exercise price less than the Merger Consideration relating to Carbon Black Common Stock other than rollover options, as defined in the Merger Agreement, will be cancelled and the holders will be entitled to receive the Merger Consideration in respect of each “net share” covered by such option (as determined in accordance with the formula in the Merger Agreement), less applicable withholding of taxes, (2) all outstanding unvested options relating to Carbon Black Common Stock with a per share exercise price less than the Merger Consideration held by continuing employees (as defined in the Merger Agreement), (“rollover options”), and unvested restricted stock units relating to Carbon Black Common Stock held by continuing employees will be substituted by the Company and converted into corresponding awards (with any incentive stock options converted to nonqualified stock options) relating to Company Class A common stock in accordance with the terms set forth in the Merger Agreement, (3) all outstanding restricted stock units relating to Carbon Black Common Stock that are not converted into awards relating to Company Class A common stock will be cancelled, (4) any restricted Carbon Black Common Stock will be cancelled and the holders will be entitled to receive the Merger Consideration subject to the same vesting schedule and (5) all outstanding options relating to Carbon Black Common Stock with a per share exercise price equal to or greater than the Merger Consideration or held by non-continuing employees shall be cancelled for no consideration.

The Merger Agreement contains representations, warranties and covenants of the Company, Merger Sub and Carbon Black that are customary for a transaction of this nature, including among others, covenants by Carbon Black regarding the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement, public disclosures and other matters.

The Merger Agreement contains certain termination rights of the Company and Carbon Black. If the Merger Agreement is terminated under specified circumstances, including by Carbon Black (subject to the terms and conditions of the Merger Agreement) should Carbon Black enter into an alternative transaction with respect to a “Takeover Proposal” (as defined in the Merger Agreement), Carbon Black will be required to pay the Company a termination fee of $70,000,000 in cash.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub or Carbon Black. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of the Company and Carbon Black to each other in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Carbon Black rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Merger Sub or Carbon Black.

Support Agreements

Concurrently with the execution of the Merger Agreement, the directors, executive officers and certain entities affiliated with Atlas Venture (collectively, the “Stockholders”) entered into Tender and Support Agreements (the “Support Agreements”) with the Company and Merger Sub pursuant to which, among other things and subject to the conditions in the Support Agreements, such Stockholders agreed to tender in the Offer the shares of Carbon Black Common Stock beneficially owned by them, which in the aggregate represent approximately 19.97% of the outstanding shares of Carbon Black Common Stock.

At any annual or special meeting of the stockholders of Carbon Black, and at any adjournment or postponement thereof, or in connection with any action proposed to be taken by written consent of the stockholders of Carbon Black, the Stockholders agreed to (or agreed to cause the applicable holder of record to) irrevocably and unconditionally be present (in person or by proxy) and vote, or exercise its right to consent with respect to, all shares of Carbon Black Common Stock held by such Stockholders (to the extent that any such Stockholders’ shares are not purchased in the Offer and provided that the Offer price has not been decreased) (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and (b) against any takeover proposal and any other proposal or action that would reasonably be expected to prevent, impede, interfere with or delay the Merger or change the voting rights of any class of shares.

The Support Agreement terminates upon certain events, including the termination of the Merger Agreement in accordance with its terms. The Stockholders have also conveyed to both the Company and Carbon Black that they intend to tender into the Offer.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by the full text of the Support Agreements, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 22, 2019, Dell Technologies Inc., the controlling stockholder of the Company, provided the Company Class B common stockholder consent to the proposed acquisition by the Company of Carbon Black in accordance with the Company’s Amended and Restated Certificate of Incorporation, by means of an action by written consent pursuant to Section 228 of the Delaware General Corporation Law. Dell’s wholly owned subsidiaries, EMC Corporation and VMW Holdco LLC, are the sole Class B common stockholders.

Item 8.01. Other Events.

On August 22, 2019, the Company issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated as of August 22, 2019, by and among VMware, Inc., Calistoga Merger Corp. and Carbon Black, Inc.

10.1	Form of Tender and Support Agreement, dated as of August 22, 2019, by and among VMware, Inc., Calistoga Merger Corp. and certain Carbon Black stockholders.

99.1	Press release of VMware, Inc. dated August 22, 2019.

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on the Company’s current expectations, including, among other things, statements regarding the expected tender offer and consummation of the acquisition of Carbon Black, the payment of any consideration in connection therewith, the expected treatment of outstanding Carbon Black equity awards, the required payment by Carbon Black of a termination fee in the event of any Takeover Proposal, the effect of the Support Agreements, and any assumptions underlying any of the foregoing. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to (1) the satisfaction or waiver of the conditions to closing the proposed acquisition (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all; (2) uncertainties as to how many of Carbon Black’s stockholders will tender their shares in the tender offer; (3) the possibility that the acquisition does not close; (4) the possibility that competing offers may be made; (5) risks related to obtaining the requisite consents to the acquisition, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals and the risk that one or more governmental entities may deny approval); (6) risks related to the ability to realize the anticipated benefits of the proposed acquisition, including the possibility that the expected benefits from the proposed acquisition will not be realized or will not be realized within the expected time period; (7) the risk that the business will not be integrated successfully; (8) disruption from the transaction making it more difficult to maintain business and operational relationships; (9) negative effects of this announcement or the consummation of the proposed acquisition on the market price of VMware’s common stock, credit ratings and operating results; (10) the risk of litigation and regulatory actions related to the proposed acquisition; (11) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (12) other unexpected costs or delays in connection with the acquisition. These forward-looking statements are made as of the date of this Current Report on Form 8-K, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including the Company’s most recent reports on Form 10-K and Form 10-Q and Current Reports on Form 8-K that the Company has filed and may file from time to time, which could cause actual results to vary from expectations. The Company assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell Carbon Black securities, nor is it a substitute for the tender offer materials that VMware and its acquisition subsidiary will file with the SEC. The solicitation and offer to buy Carbon Black stock will only be made pursuant to an Offer to Purchase and related tender offer materials. At the time the tender offer is commenced, VMware and its acquisition subsidiary will file a tender offer statement on Schedule TO and thereafter Carbon Black will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. CARBON BLACK STOCKHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF CARBON BLACK SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of Carbon Black stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting VMware or Carbon Black. Copies of the documents filed with the SEC by Carbon Black will be available free of charge on Carbon Black’s internet website at investors.carbonblack.com or by contacting Carbon Black’s Investor Relations Department at (617) 393-7400. Copies of the documents filed with the SEC by VMware will be available free of charge on VMware’s internet website at ir.vmware.com or by contacting VMware’s Investor Relations Department at IR@vmware.com.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, VMware and Carbon Black each file annual, quarterly and current reports and other information with the SEC. VMware’s and Carbon Black’s filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2019

VMware, Inc.

By:	/s/ Craig Norris
Craig Norris
Vice President, Deputy General Counsel and Assistant Secretary